Exhibit 99.1

Corvus Gold Announces Closing of CAD $4.5M @ $1.00 per share Non-Brokered Private Placement

Participants Include Tocqueville Asset Management L.P and AngloGold Ashanti (U.S.A) Exploration Inc.

TSX: KOR OTCQX: CORVF

VANCOUVER, Feb. 27, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the closing of a CAN $4,500,000 non-brokered private placement.  Pursuant to the financing the Company issued 4,500,000 common shares at a price of CAD $1.00 per share. Insider participants in the private placement include Tocqueville Asset Management L.P. and AngloGold Ashanti (USA) Exploration Inc. two of the Company's largest and long term shareholders. Full transaction details can be found on SEDI (www.sedi.ca).

Jeff Pontius, Corvus Gold CEO states "The closing of this financing on terms that minimize shareholder dilution in a challenging market highlights the confidence and commitment of our major shareholders.  The proceeds will fully fund Corvus Gold's proposed 2015 exploration program which will be targeting additional Yellowjacket type deposits throughout the District.  Exploration over the past year has identified numerous favourable structural targets which are similar to the high-grade Yellowjacket and historic Bullfrog vein systems. The initial phase of exploration drilling will begin in Q2 of this year.  The positive results from the 2014 drilling program and the District exploration program have provided encouragement for the discovery of multiple veins and for the North Bullfrog project to develop into a new Nevada high-grade District."

The Company has determined that there are exemptions available from the various requirements of Multilateral Instrument 61-101 for the issuance of any securities to insiders. There is no change of control as a result of the Offering.

The foregoing securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the foregoing securities in any jurisdiction, including the United States, in which such offer, solicitation or sale would be unlawful.

On behalf of
CORVUS GOLD INC.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chairman and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the proposed use of the proceeds of the Offering and the Private Placement and the prospects of the North Bullfrog Project developing into a new Nevada high-grade District by the Company are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, those risks and uncertainties disclosed in the Company's latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246/Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 14:45e 27-FEB-15